================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         FABRI-CENTERS OF AMERICA INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         FABRI-CENTERS OF AMERICA, INC.

                                5555 Darrow Road
                               Hudson, Ohio 44236

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD JUNE 4, 1998

         The Annual Meeting of Shareholders of Fabri-Centers of America, Inc. (the "Company") will be held at Fabri-Centers' Corporate Office, 5555 Darrow Road, Hudson, Ohio, on Thursday, June 4, 1998, at 1:00 p.m., local time, for the following purposes:

         1. To elect two Directors of the class whose three-year terms of office will expire in 2001.

         2. To consider and act upon a proposal to approve the adoption of the Fabri-Centers of America, Inc. 1998 Incentive Compensation Plan.

         3. To consider and act upon a proposal to adopt a resolution changing the name of the Company to "Jo-Ann Stores, Inc."

         4. To transact such other business as may properly come before the meeting.

         All shareholders are cordially invited to attend the meeting, although only those holders of Class A Common Shares of record at the close of business on April 9, 1998 will be entitled to vote at the meeting.

         IF YOU ARE A HOLDER OF CLASS A COMMON SHARES, YOU WILL ALSO FIND ENCLOSED A PROXY CARD. YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR CLASS A COMMON SHARES IN PERSON.

         The Proxy Statement accompanies this Notice.

                                                       BETTY ROSSKAMM, Secretary

May 4, 1998
By Order of the
Board of Directors

                         FABRI-CENTERS OF AMERICA, INC.

                                5555 Darrow Road
                               Hudson, Ohio 44236

                       1998 ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 4, 1998

THE PROXY AND              This Proxy Statement is being mailed on or about
SOLICITATION               May 4, 1998, to the shareholders of Fabri-Centers
                           of America, Inc. (the "Company") in connection with
the solicitation by the Board of Directors of the enclosed form of Proxy for the 1998 Annual Meeting of Shareholders to be held on June 4, 1998 (the "Annual Meeting"). If you are a holder of the Company's Class A Common Stock without par value ("Class A Common Shares"), as of April 9, 1998 (the "Record Date"), you will also find enclosed a proxy card and an envelope in which to return it. Pursuant to the Ohio General Corporation Law, any holder of Class A Common Shares signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by proxy of at least a majority of the outstanding Class A Common Shares entitled to vote is necessary to provide a quorum at the Annual Meeting. The nominees for Directors receiving the greatest number of votes will be elected. As a result, any Class A Common Shares present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

PURPOSES OF                The Annual Meeting has been called for the purposes
ANNUAL MEETING             of (1) electing two Directors of the class whose
                           three-year terms of office will expire in 2001; 2)
considering and acting upon a proposal to approve the adoption of the Fabri-Centers of America, Inc. 1998 Incentive Compensation Plan; (3) considering and acting upon a proposal to adopt a resolution changing the name of the Company to "Jo-Ann Stores, Inc."; and (4) transacting such other business as may properly come before the meeting.

         The three persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Class A Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the nominees listed below.

         The Company has no knowledge of any other matters to be presented at the Annual Meeting, except the reports of officers on which no action is proposed to be taken. In the event that other matters do properly come before the Annual Meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

VOTING                     The  Board of Directors  has  fixed  the close  of
SECURITIES                 business on April 9, 1998, as the Record Date for
                           determining shareholders entitled to notice of, and
to vote at, the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting 9,498,488 Class A Common Shares. Each Class A Common Share entitles the holder to one vote on all matters properly brought before the meeting. Pursuant to the Amended Articles of Incorporation of the Company, shares of the Company's Class B Common Stock, without par value ("Class B Common Shares"), do not entitle the holders thereof to vote on any matter submitted to the shareholders, except in certain circumstances set forth in the Ohio General Corporation Law, none of which are applicable to the Annual Meeting (Class A Common Shares and Class B Common Shares are hereafter sometimes collectively referred to as "Common Stock"). Under the Ohio General Corporation Law, all of the Class A Common Shares may be voted cumulatively in the election of Directors if any shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. Cumulative voting permits a shareholder to (1) cast a number of votes equal to the number of Class A Common Shares owned by the shareholder multiplied by the number of Directors to be elected and (2) cast those votes for only one nominee or distribute them among the nominees. In the event that voting at the election is cumulative, the persons named in the enclosed Proxy will vote the Class A Common Shares represented by valid Proxies on a cumulative basis for the election of the nominees listed below, allocating the votes of such Class A Common Shares in accordance with their judgment. Shareholders of the Company will not be entitled to dissenters' rights with respect to any matter to be considered at the Annual Meeting.

SECURITY            The following table sets forth, as of April 9, 1998, the
OWNERSHIP OF        amount of the Company's Common Stock beneficially owned by
MANAGEMENT          each of its Directors and nominees for Directors, the
                    Chief Executive Officer, the four other most highly
compensated executive officers, and all executive officers and Directors of the Company as a group. Unless otherwise indicated, each of the persons listed in the following table has sole voting and investment power with respect to the Common Stock set forth opposite his or her name.

                                CLASS A COMMON SHARES           CLASS B COMMON SHARES
                           ------------------------------  -------------------------------
                               NUMBER OF        PERCENT OF      NUMBER OF       PERCENT OF
             NAME OF         COMMON SHARES     CLASS IF 1%   COMMON SHARES     CLASS IF 1%
         BENEFICIAL OWNER  BENEFICIALLY OWNED   OR MORE    BENEFICIALLY OWNED   OR MORE
         ---------------- -------------------------------- -------------------------------
         BETTY ROSSKAMM(1)(2)   878,603          9.25%           719,226         7.73%
         ALAN ROSSKAMM(1)(3)    684,110          7.10%           536,301         5.64%
         ALMA ZIMMERMAN(1)      550,487          5.80%           503,287         5.41%
         JANE AGGERS (1)(4)     152,101          1.59%           175,924         1.87%
         JOHN HERMSEN (1)(5)     75,000            --              6,250          --
         DAVID E. BOLEN (1)(6)   23,500            --             10,000          --
         IRA GUMBERG(8)          23,375            --             21,375          --
         BRIAN P. CARNEY (1)(7)  22,500            --                  0          --
         SCOTT COWEN(9)          21,175            --             20,175          --
         FRANK NEWMAN(10)        17,375            --             15,375          --
         GREGG SEARLE(11)         3,250            --              2,250          --
         SAMUEL R. GASTON(12)         0            --                  0          --
         ALL EXECUTIVE OFFICERS
           AND DIRECTORS      2,451,476(1)(13)  25.02%(13)     1,920,163(1)(13) 19.82%(13)
           AS A GROUP
           (12 PERSONS)

(1) With respect to Common Stock beneficially owned by such persons under the Company's Employees' Savings and Profit Sharing Plan, the shares of Common Stock included are as of December 31, 1997, the latest date for which statements are available.

(2) Includes 22,803 Class A Common Shares and 28,241 Class B Common Shares held by Mrs. Rosskamm as custodian for the benefit of her grandchildren, 25,000 Class A Common Shares and 25,000 Class B Common Shares held by The Rosskamm Family Partnership, with regard to which Mrs. Rosskamm has sole voting and dispositive power, and 25,500 Class A Common Shares and 25,500 Class B Common Shares held by Rosskamm Family Partners, L.P., with regard to which Mrs. Rosskamm has shared voting and dispositive power.

(3) Includes 136,250 Class A Common Shares and 170,000 Class B Common Shares subject to stock options granted to Mr. Rosskamm exercisable on or prior to June 8, 1998, 32,500 Class A Common Shares and 12,500 Class B Common Shares held by Mr. Rosskamm as restricted stock under the Company's Executive Incentive Plan, an aggregate of 181,751 Class A Common Shares and 210,629 Class B Common Shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities and 25,500 Class A Common Shares and 25,500 Class B Common Shares held by Rosskamm Family Partners, L.P., with regard to which Mr. Rosskamm has shared voting and dispositive power.

(4) Includes 81,000 Class A Common Shares and 107,250 Class B Common Shares subject to stock options granted to Ms. Aggers exercisable on or prior to June 8, 1998 and 35,000 Class A Common Shares and 15,000 Class B Common Shares held by Ms. Aggers as restricted stock under the Company's Executive Incentive Plan.

(5) Includes 25,000 Class A Common Shares and 6,250 Class B Common Shares subject to stock options granted to Mr. Hermsen exercisable on or prior to June 8, 1998 and 50,000 Class A Common Shares held by Mr. Hermsen as restricted stock under the Company's Executive Incentive Plan.

(6) Includes 7,500 Class B Common Shares subject to stock options granted to Mr. Bolen exercisable on or prior to June 8, 1998 and 21,000 Class A Common Shares held by Mr. Bolen as restricted stock under the Company's Executive Incentive Plan.

(7) Includes 20,000 Class A Common Shares held by Mr. Carney as restricted stock under the Company's Executive Incentive Plan.

(8) Includes 17,375 Class A Common Shares and 15,375 Class B Common Shares subject to stock options granted to Mr. Gumberg under the Stock Option Plan for Non-Employee Directors exercisable on or prior to June 8, 1998.

(9) Includes 18,875 Class A Common Shares and 17,875 Class B Common Shares subject to stock options granted to Mr. Cowen under the Stock Option Plan for Non-Employee Directors exercisable on or prior to June 8, 1998.

(10) Includes 17,375 Class A Common Shares and 15,375 Class B Common Shares subject to stock options granted to Mr. Newman under the Stock Option Plan for Non-Employee Directors exercisable on or prior to June 8, 1998.

(11) Includes 2,250 Class A Common Shares and 2,250 Class B Common Shares subject to stock options granted to Mr. Searle under the Stock Option Plan for Non-Employee Directors exercisable on or prior to June 8, 1998.

(12) Mr. Gaston resigned his position as Executive Vice President, Chief Financial Officer effective October 7, 1997.

(13) Includes 298,125 Class A Common Shares and 341,875 Class B Common Shares subject to stock options granted under the Company's Stock Option Plans and exercisable on or prior to

         June 8, 1998 and 158,500 Class A Common Shares and 27,500 Class B Common Shares of restricted stock awarded under the Company's Executive Incentive Plan.

SECURITY            Unless otherwise indicated, the following table and notes
OWNERSHIP OF        thereto set forth information as to the only persons
CERTAIN             or groups known to the Company, as of April 9, 1998, to be
BENEFICIAL          beneficial owners (as defined in rules promulgated
OWNERS              by the Securities and Exchange Commission) of more than
five percent of the outstanding Class A Common Shares of the Company. The information provided in connection with this table has been obtained from the Company's records and a review of statements filed with the Securities and Exchange Commission. Unless otherwise indicated, each of the owners listed in the following table has sole voting and investment power with respect to the Class A Common Shares set forth opposite their names.

                                                                              CLASS A COMMON SHARES
                                                                  --------------------------------------------
                                                                    NUMBER OF
                                                                  COMMON SHARES
NAME AND ADDRESS                                                    BENEFICIALLY                       PERCENT
OF BENEFICIAL OWNERS                                                   OWNED                          OF CLASS
--------------------                                              -------------                       --------
Mrs. Betty Rosskamm(1)(2)                                             878,603                           9.25%
5555 Darrow Road
Hudson, OH 44236

First Pacific Advisors, Inc. (3)                                      795,300                           8.37%
11400 West Olympic Boulevard
Suite 1200
Los Angeles, CA  90064

FMR Corp.(3)(4)                                                       764,850                           8.05%
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA  02109

Mr. Justin and Mrs. Alma Zimmerman(1)(5)                              692,042                           7.29%
5555 Darrow Road
Hudson, OH 44236

Mr. Alan Rosskamm (1)(6)                                              684,110                           7.10%
5555 Darrow Road
Hudson, OH 44236

The State Teachers Retirement                                         553,900                           5.83%
Board of Ohio(STRS)(7)
275 East Broad Street
Columbus, OH 43215

The Capital Group Companies, Inc.(3)(8)                               525,000                           5.53%
333 South Hope Street
Los Angeles, CA  90071

(1) With respect to Class A Common Shares beneficially owned by such persons under the Company's Employees' Savings and Profit Sharing Plan, the Class A Common Shares included are as of December 31, 1997, the latest date for which statements are available.

(2) Includes 22,803 Class A Common Shares held by Mrs. Rosskamm as custodian for the benefit of her grandchildren, 25,000 Class
         A Common Shares held by The Rosskamm Family Partnership, with regard to which Mrs. Rosskamm has sole voting and dispositive power, and 25,500 Class A Common Shares held by Rosskamm Family Partners, L.P., with regard to which Mrs. Rosskamm has shared voting and dispositive power.

(3) The Class A Common Shares listed are reported on a Schedule 13G filed with the Securities and Exchange Commission with respect to holdings as of December 31, 1997.

(4) Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. ("Fidelity"), reported beneficial ownership of 575,750 Class A Common Shares as a result of acting as investment advisor to several investment funds that hold such Class A Common Shares (the "Funds"). The voting of these 575,750 Class A Common Shares is directed by each of the Funds' Boards of Trustees. In addition, Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. ("FMTC"), reported beneficial ownership of 189,100 Class A Common Shares. FMR has sole voting and dispositive power with regard to these 189,100 shares.

(5) Of the 692,042 Class A Common Shares, Mr. Zimmerman disclaims beneficial ownership of 550,487 Class A Common Shares beneficially owned by his wife and Mrs. Zimmerman disclaims beneficial ownership of 141,555 Class A Common Shares beneficially owned by her husband.

(6) Includes 136,250 Class A Common Shares subject to stock options granted to Mr. Rosskamm exercisable on or prior to June 8, 1998, 32,500 Class A Common Shares held by Mr. Rosskamm as restricted stock under the Company's Executive Incentive Plan, an aggregate of 181,751 Class A Common Shares held by his children, spouse, or by Mr. Rosskamm as trustee for the benefit of family members and charities and 25,500 Class A Common Shares held by Rosskamm Family Partners, L.P., with regard to which Mr. Rosskamm has shared voting and dispositive power.

(7) The Class A Common Shares listed are reported on a Schedule 13G filed with the Securities and Exchange Commission with respect to holdings as of December 31, 1993. No subsequent amendment to the Schedule 13G has been filed of record with the Securities and Exchange Commission.

(8) Capital Research and Management Company, a registered investment adviser and an operating subsidiary of The Capital Group Companies, Inc., exercised as of December 31, 1997 investment discretion with respect to 525,000 Class A Common Shares or 5.53% of outstanding shares of the class, which were owned by various institutional investors. Such subsidiary has no power to direct the vote of the above shares.

ELECTION OF                The Board of Directors of the Company consists of
DIRECTORS                  nine members divided into three classes, each
                           consisting of three members.  Since suitable
replacement nominees have yet to be found following the resignations of Robert Norton in 1996 and Samuel Krasney in 1997, vacancies will remain in the classes whose terms will expire as of this annual meeting of shareholders in addition to the class of 1999, respectively. The proxies solicited hereby will not be voted for a greater number of persons than the number of nominees named herein.

         In the event of the death of or inability to serve of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

NOMINEES TO                The following table sets forth certain information
THE BOARD                  regarding the nominees for election as members of
OF DIRECTORS               the Board of Directors and Directors whose terms
                           of office will continue after the Annual Meeting,
based upon information furnished to the Company by such persons, except as otherwise noted, as of April 9, 1998.

                                 PRINCIPAL OCCUPATION PAST FIVE YEARS,                           DIRECTOR
         NAME                        OTHER DIRECTORSHIPS AND AGE                                  SINCE
                                 -------------------------------------                           --------
                                 NOMINEES FOR THE TERM TO EXPIRE IN 2001
Alma Zimmerman                Senior Vice President of the Company
                              1967 for more than five years; age 85.

Ira Gumberg                   Chief Executive Officer and President of                             1992
 (1)(3)(4)                    J.J. Gumberg Co. (real estate management and
                              development company) for more than five years;
                              Director of Mellon Bank, N.A.; age 44.


                                  DIRECTORS WHOSE TERMS EXPIRE IN 1999
Frank Newman                  Chairman of the Board since February 1997,                           1991
 (1)(2)(3)                    President and Chief Executive Officer since
                              February 1996, President since July 1993, Chief
                              Operating Officer from July 1993 to February 1996,
                              Director since July 1993 of Eckerd
                              Corporation(retail pharmacy stores); President and
                              Chief Executive Officer, F & M Distributors prior
                              to July 1993 for more than five years; age 49.

Betty Rosskamm                Senior Vice President and Secretary of the                           1967
                              Company for more than five years; age 69.
                              Betty Rosskamm is the mother of Alan Rosskamm.

                                 DIRECTORS WHOSE TERMS EXPIRE IN 2000

Alan Rosskamm                 Chief Executive Officer of the Company for more                      1985
  (5)                         than five years, since April 1993, President,
                              and since July 1992, Chairman of the Board; prior
                              to July 1992, President of the Company for more
                              than five years; Director of Charming Shoppes Inc.
                              (women's apparel retailer); age 48. Alan Rosskamm
                              is the son of Betty Rosskamm.

Scott Cowen                   Dean of the Weatherhead School of Management                         1987
  (1)(2)(3)                   and A.J. Weatherhead III Professor of Management,
                              Case Western Reserve University, for more than
                              five years; Director of American Greetings
                              Corporation, Forest City Enterprises, Inc.,
                              Rubbermaid Inc. and Weatherhead Industries;
                              age 51.

Gregg Searle                  President and Chief Operating Officer since                          1996
  (1)(2)(3)                   November, 1996, Executive Vice President from
                              August 1993 to February 1996 of Diebold,
                              Incorporated; Vice President of Diebold,
                              Incorporated and General Manager of InterBold from
                              January 1992 to August 1993; Director of Diebold,
                              Incorporated since November 1996; age 49.

(1) Member of the Audit Committee, which met three times during the fiscal year ended January 31, 1998. This Committee is responsible for reviewing with the independent auditors of the Company the scope and thoroughness of the auditors' examination, reviewing the adequacy of the Company's systems of internal accounting controls with the independent auditors and recommending to the Board of Directors the appointment of independent auditors for the fiscal year.

(2) Member of the Compensation Committee, which met four times during the fiscal year ended January 31, 1998. This Committee has the authority to set the compensation for executive officers of the Company. The Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors.

(3) Member of the Corporate Governance Committee (formerly Nominating Committee), which met four times during the fiscal year ended January 31, 1998. This Committee is responsible for advising and making recommendations to the full Board of Directors on issues of corporate governance and has the authority to interview and recommend to the Board of Directors for nomination on behalf of the Board suitable persons for election as directors when a vacancy exists on the Board. The Committee and the Board of Directors will also consider individuals recommended by shareholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the Committee and the entire Board for their consideration. The recommendations must be accompanied by the consent of the individual nominated to be elected and to serve.

(4) Ira Gumberg, a Director of the Company, is President and Chief Executive Officer, and a principal shareholder of J.J. Gumberg Co.
         J.J. Gumberg Co. manages numerous shopping centers, 11 of which contain stores of the Company. Three of the leases were entered into after Mr. Gumberg became a Director of the Company, and the Company believes such leases are on terms no less favorable to the Company than could have been obtained from an unrelated party. The aggregate rent and related occupancy charges paid during fiscal year 1998 on those 11 stores amounted to $1,159,000.

(5) Concurrently with the Company's settlement of allegations by the Securities and Exchange Commission in February 1997, Mr. Rosskamm consented to a separate SEC administrative cease and desist order settling certain allegations by the SEC, without admitting or denying the allegations. The SEC contended that Mr. Rosskamm violated certain federal securities laws as a result of his not making adequate inquiry of his financial staff before signing management representation letters given to the Company's auditors in connection with the 1992 offering of 6 1/4% Convertible Subordinated Debentures, and as result of signing the Company's Form 10-Q for the quarter ended May 2, 1992.

         During the fiscal year ended January 31, 1998, there were five meetings of the Company's Board of Directors. Each incumbent Director attended at least 75% of the Board meetings and meetings held by the committees on which he or she served.

SECTION 16(a)                 Based solely upon a review of Forms 3 and 4 and
BENEFICIAL                    amendments thereto furnished to the Company
OWNERSHIP                     with respect to its most recent fiscal year,
REPORTING                     and written representations from reporting
COMPLIANCE                    persons that no Form 5 was required, the Company
                              believes that, during the fiscal year ended
                              January 31, 1998, all
filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers and Directors were met.

DIRECTORS'         The Company compensates Directors, other than officers of the
COMPENSATION       Company who are Directors, for their services on the basis of a $16,000 annual retainer and $1,000 for each day of Board and committee meetings attended. The Company also maintains the 1996 Stock Option Plan for Non-Employee Directors (the "Directors Plan"), which provides automatic one-time grants of options for 7,500 Class A Common Shares and 7,500 Class B Common Shares to new Non-Employee Directors as of the date of their initial election and automatic grants of options for 1,500 Class A Common
Shares and 1,500 Class B Common Shares to each Non-Employee Director upon completion of each year of service (commencing in 1997) as a Director. For purposes of granting shares for the completion of each year of service, a year of service generally ends on the date of the Annual Shareholders Meeting. A total of 85,000 Class A Common Shares and 85,000 Class B Common Shares are currently available for issuance upon the exercise of options granted or which may be granted under the Directors Plan. Each option will terminate on the date that is ten years following the date of grant; provided, that, in the event of the retirement of a Director after more than ten years of continuous service, the Compensation Committee may accelerate the date on which any option (outstanding for a period of more than twelve months) becomes exercisable. When an optionee ceases to be a Director of the Company for any reason, that optionee shall continue to have the right to exercise an outstanding option during the three-month period immediately following the date of termination of such service.


EXECUTIVE          The following table sets forth information relating
COMPENSATION       to the annual and long-term compensation for the
                   fiscal years ended January 31, 1998, February 1, 1997 and
January 27, 1996, for the Chief Executive Officer and the other named executive officers of the Company (as defined in rules promulgated by the Securities and Exchange Commission).

                                SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                    ANNUAL COMPENSATION                                        AWARDS
                        --------------------------------------------    ------------------------------------------------------
                                                            OTHER                                 SECURITIES            ALL
                                                             ANNUAL                               UNDERLYING           OTHER
                                                            COMPEN-       RESTRICTED                OPTIONS            COMPEN-
    NAME AND           FISCAL                                SATION        STOCK                      (E)              SATION
PRINCIPAL POSITION      YEAR     SALARY (A)     BONUS (B)      (C)       AWARD(S)(D)            (COMMON SHARES)          (F)
------------------      ----     ---------      --------      ------     -----------            -----------------     --------
                                                                                               CLASS A    CLASS B
                                                                                               --------   -------
ALAN ROSSKAMM           1998     $432,675        $279,956         -         $415,000                 0     35,000     $ 88,018
 CHAIRMAN OF THE BOARD, 1997     $409,751        $310,846         -               $0                 0     35,000     $ 84,634
 PRESIDENT AND CHIEF    1996     $396,109        $259,994         -               $0                 0     50,000     $ 64,991
 EXECUTIVE OFFICER

JANE AGGERS             1998     $328,794        $211,884         -         $376,250                 0     25,000     $ 17,937
 EXECUTIVE VICE         1997     $301,110        $229,385         -               $0                 0     25,000     $ 17,760


 PRESIDENT,             1996     $294,096        $192,518         -               $0                 0     40,000     $ 17,760
 MERCHANDISING AND
 MARKETING

JOHN HERMSEN (1)        1998     $310,523        $198,961         -         $207,500                 0     25,000     $ 21,799
 EXECUTIVE VICE         1997     $296,625        $224,639         -               $0                 0     25,000     $ 13,963
 PRESIDENT-STORES       1996     $136,154        $ 30,270  $ 60,000         $486,252            50,000     50,000     $ 19,520

SAMUEL R. GASTON (2)    1998     $249,048              $0         -               $0                 0         0            $0
                        1997     $134,495        $101,841  $200,000         $285,000             50,000    65,000     $ 23,330

DAVID E. BOLEN (1)      1998     $218,341        $129,282  $165,849         $473,750                 0     92,500     $ 10,884
 EXECUTIVE VICE
 PRESIDENT,
 BUSINESS DEVELOPMENT

BRIAN P. CARNEY (1)     1998     $ 71,482        $ 75,000         -         $420,000            50,000     50,000          $0
 EXECUTIVE VICE
 PRESIDENT, CHIEF
 FINANCIAL OFFICER

         ----------

         (1) Mr. Hermsen's employment commenced August 11, 1995, Mr. Gaston's employment commenced August 19, 1996, Mr. Bolen's employment commenced March 10, 1997 and Mr. Carney's employment commenced October 26, 1997.

         (2) Mr. Gaston resigned his position as Executive Vice President, Chief Financial Officer effective October 7, 1997.

         (A) Includes amounts earned but deferred pursuant to Section 401(k) of the Internal Revenue Code.

         (B) Incentive Bonus Compensation is based on the achievement of pre-established individual and corporate performance goals and is calculated as a percentage of an individual's base salary. The Compensation Committee is responsible for establishing the corporate performance goals and the percentage range for each level of management eligible for incentive bonus compensation. The level of incentive bonus compensation is scaled up to a specified maximum for superior performance. Unless otherwise noted, amounts represent bonuses earned in the current fiscal year for which payment is not made until the subsequent fiscal year. For Mr. Bolen, such compensation includes a $50,000 discretionary bonus paid during the current fiscal year. For Mr. Carney, such compensation represents a minimum guaranteed bonus.

         (C) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is greater than the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer. Such compensation includes a $150,000 relocation allowance given to Mr. Bolen during fiscal 1998, a $200,000 relocation allowance given to

                  Mr. Gaston during fiscal 1997 and a $60,000 relocation allowance given to Mr. Hermsen during fiscal 1996.

         (D) Restricted stock consists of Common Stock issued and delivered to the recipient at the time the award is made without payment to the Company, but which are subject to restrictions on transfer for, and forfeiture in the event of termination of employment prior to the expiration of, a specified period of time (currently at the end of a period of five years). The amounts reported in the table represent the market value at the award date. For the fiscal years 1998, 1997 and 1996, the executive officers listed in the compensation table received the following numbers of restricted shares, respectively: Alan Rosskamm - 20,000, 0, 0 Class A Common Shares and 0, 0, 0 Class B Common Shares; Jane Aggers - 20,000, 0, 0 Class A Common Shares and 0, 0, 0 Class B Common Shares; John Hermsen
                  - 10,000, 0, 40,000 Class A Common Shares and 0, 0, 0 Class B Common Shares; Samuel R. Gaston - 0, 20,000, 0 Class A Common Shares and 0, 0, 0 Class B Common Shares; David E. Bolen - 21,000, 0, 0 Class A Common Shares and 0, 0, 0 Class B Common Shares; Brian P. Carney - 20,000, 0, 0 Class A Common Shares and 0, 0, 0 Class B Common Shares. The aggregate number and value without giving effect to the diminution of value attributable to the restrictions on such shares of the restricted stock holdings at January 31, 1998 were: Mr. Rosskamm 32,500 Class A Common Shares at $792,188 and 12,500 Class B Common Shares at $273,438; Ms. Aggers 45,000 Class A Common Shares at $1,096,875 and 25,000 Class B Common Shares at $546,875; Mr. Hermsen 50,000 Class A Common Shares at $1,218,750; Mr. Bolen 21,000 Class A Common Shares at $511,875; and Mr. Carney 20,000 Class A Common Shares at $487,500. The shares of restricted stock would participate the same as other shares of Common Stock of the Company regarding dividend payment.

         (E) The Company's 1990 Employees Stock Option and Stock Appreciation Rights Plan, as amended, provides for the award of incentive and non-qualified stock options which may be Class A Common Shares or Class B Common Shares or a combination thereof and stock appreciation rights to key employees of the Company.

         (F) Reflects matching contributions, equal to 50% of a participant's first 4% under the Company's Employees' Savings and Profit Sharing Plan and amounts accrued by the Company for potential benefits earned under the Company's 1979 Supplemental Retirement Benefit Plan (the "1979 Plan"). The 1979 Plan provides benefits, subject to forfeiture, to such employees upon normal retirement, early retirement, death or total disability. In fiscal years 1998, 1997 and 1996, the Company had accrued, under the 1979 Plan, for the executive officers listed in the compensation table, the following amounts, respectively: Alan Rosskamm - $0, $0, $0; Jane Aggers - $15,510, $15,510, $15,510; John Hermsen -
                  $19,387 $12,925, $0; Samuel R. Gaston - $0, $14,100, $0; David
                  E. Bolen - $10,884, $0, $0; Brian P. Carney - $0, $0, $0. Mr.
                  Rosskamm's participation under the 1979 Plan has been terminated and replaced with a Split Dollar Life Insurance arrangement with a trust established by Mr. Rosskamm, pursuant to which the Company and the trust will share in the premium costs of whole life insurance policies that pay death benefits of not less than $10 million upon the death of Mr. Rosskamm or his wife, Barbara Rosskamm (whichever occurs later). The split-dollar insurance arrangement is structured such that all premium payments will be returned to the Company. The present value of Mr. Rosskamm's insurance arrangement for fiscal year 1998 is $85,598.

                               OPTION GRANTS TABLE

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information relating to stock option grants during the last fiscal year to the Chief Executive Officer and the other named executive officers of the Company.

                                                                           POTENTIAL
                                                                         REALIZABLE VALUE
                                                                            AT ASSUMED
                                                                            ANNUAL RATES
                                                                          OF STOCK PRICE
                                                                            APPRECIATION
                                   INDIVIDUAL GRANTS                      FOR OPTION TERM(4)
----------------------------------------------------------------------   --------------------
                     NUMBER OF
                     SECURITIES       PERCENT
                     UNDERLYING       OF TOTAL                            EXERCISE
                     OPTIONS          OPTIONS     OR BASE
                     GRANTED         GRANTED TO   PRICE PER
                     (COMMON        EMPLOYEES IN    COMMON  EXPIRATION
   NAME              SHARES)(1)     FISCAL YEAR     SHARE     DATE (3)     5%        10%
   ----          ----------------- -------------  --------  ----------   -------- -----------

Alan Rosskamm    Class B 35,000(2)     6.6%        $20.00   11/19/2007   $440,226 $1,115,620
Jane Aggers      Class B 25,000(2)     4.7%        $20.00   11/19/2007   $314,447 $  796,871
John Hermsen     Class B 25,000(2)     4.7%        $20.00   11/19/2007   $314,447 $  796,871
Samuel R. Gaston     -      -           -             -         -            -          -
David E. Bolen   Class B 30,000(2)     5.7%        $18.19   04/03/2007   $343,150 $  869,610
                 Class B 50,000(2)     9.4%        $22.44   07/31/2007   $705,557 $1,788,020
                 Class B 12,500(2)     2.4%        $20.00   11/19/2007   $157,224 $  398,436
Brian P. Carney  Class A 50,000(2)     9.4%        $21.19   11/06/2007   $666,251 $1,688,411
                 Class B 50,000(2)     9.4%        $20.31   11/06/2007   $638,737 $1,618,685


         ----------

         (1) The option holder has the right to pay the exercise price by delivering previously acquired shares of the Company's Common Stock and to have shares withheld to satisfy tax withholding requirements in connection with the exercise of options. Such options become immediately exercisable upon a Change in Control of the Company, as defined in the option plan. Options are nontransferable other than by will or the laws of descent and distribution.

         (2) The options granted become exercisable in four equal annual installments commencing one year after the date of grant.

         (3) Options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

         (4) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of Class A or Class B Common Shares. Such amounts are based on the assumption that the named persons hold the options granted for their full ten year term and that the market value of the shares appreciate in value from the market value on the date of grant at the 5% and 10% annualized rates.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

                  The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the Chief Executive Officer and the other named executive officers of the Company.


                                                   NUMBER OF
                                                   SECURITIES
                                                   UNDERLYING          VALUE OF UNEXERCISED
                                                  UNEXERCISED              IN-THE MONEY
                     COMMON                       OPTIONS AT                OPTIONS AT
                 SHARES ACQUIRED   VALUE       JANUARY 31, 1998           JANUARY 31, 1998
                   ON EXERCISE    REALIZED ------------------------- ---------------------
    NAME         ---------------  -------- EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
ALAN ROSSKAMM    CLASS A 36,000   $742,446   136,250       3,750       $2,292,713   $  62,344
                 CLASS B 36,000   $679,446   170,000      90,000       $2,271,619   $ 558,438
JANE AGGERS      CLASS A  9,750   $178,777    81,000       3,000       $1,228,622   $  49,875
                 CLASS B  9,750   $163,777   107,250      66,750       $1,276,591   $ 425,656
JOHN HERMSEN     CLASS A      0   $      0    25,000      25,000       $  264,050   $ 264,050
                 CLASS B 25,000   $212,500     6,250      68,750       $   42,969   $ 377,331
SAMUEL R. GASTON CLASS A 12,500   $132,038         0           0       $        0   $       0
                 CLASS B 12,500   $ 92,188         0           0       $        0   $       0
DAVID E. BOLEN   CLASS A      0   $      0         0           0       $        0   $       0
                 CLASS B      0   $      0         0      92,500       $        0   $ 134,048
BRIAN P. CARNEY  CLASS A      0   $      0         0      50,000       $        0   $ 159,350
                 CLASS B      0   $      0         0      50,000       $        0   $  78,100

         CHANGE OF CONTROL AND EMPLOYMENT AGREEMENTS

                  The Company has entered into separate agreements (collectively, the "Agreements") with Alan Rosskamm, Jane Aggers, David
         E. Bolen, Brian P. Carney and John Hermsen. The Agreements are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Company. Each agreement only becomes operative upon a "Change in Control" of the Company (as defined in the Agreements) and only if the executive is then in the employ of the Company. After a Change in Control, each Agreement becomes, in effect, a two-year employment agreement, providing a salary, bonus and other employee benefits at not less than the levels existing prior to the Change in Control. If the executive is terminated by the Company without "cause" as defined in the Agreement or terminates his or her employment following a significant change in his or her duties, the employee will be entitled to receive compensation and benefits for the balance of the two-year period. The executive is obligated to endeavor to mitigate damages by seeking comparable employment elsewhere and, to the extent the employee receives compensation and benefits from another employer, the foregoing payments and benefits provided by the Company will be reduced accordingly. In each Agreement, the executive agrees that the employee will forfeit the foregoing payments and benefits if the employee engages in competition with the Company during the period that any payments are made or benefits provided under the Agreement.

         REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                  The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes levels of compensation for the Chief Executive Officer and the other named executive officers, as well as the Company's other officers. The Compensation Committee also makes recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administers those plans approved by the Board of Directors. The Compensation Committee is composed of three non-employee Directors and is accountable to the Board of Directors on all compensation matters regarding executive officers.

                  The overall strategy of the Compensation Committee is to design and implement compensation programs that will lead to increases in the Company's return on shareholders' equity over the long-term. The Compensation Committee's strategy is to design a compensation program that will enable the Company to attract, motivate, and retain key executives and to establish and maintain a performance and achievement-oriented environment. The principal elements of this strategy, in addition to competitive salaries, includes an annual bonus program that is based on pretax profit and long-term equity incentives whose value is dependent on the market price of the Company's Common Stock. These elements are designed to operate on an integrated basis that enhances the Company's long-term business objectives. They are described separately in more detail below.

                  SALARY

                  The Compensation Committee strives to provide a competitive total compensation package that helps to attract and retain the best people in the industry. Salaries are generally set above the average of the salaries of comparable officers at companies that are considered comparable. Salary information about comparable companies is determined by direct reference to public disclosures made by selected, publicly-held companies in the specialty retail industry as well as companies in the fabric and craft industries, with consideration given to the relative sales volume of such companies. These companies include many of the companies in the S&P Retail (Specialty-Apparel) Index reflected in the performance graph set forth below. In addition, the Compensation Committee from time to time obtains additional information about industry salary levels from a nationally recognized employment consultant who has significant experience in the retail industry.

                  In general, base salary and other components of compensation are tiered by job responsibility, with the Chief Executive Officer and the Executive Vice Presidents occupying the top tier. During the 1998 fiscal year, the Compensation Committee increased the average base salaries during the annual performance reviews of the top tier by 5 percent.

                  BONUS

                  The Compensation Committee places strong emphasis on annual incentive compensation as a means for building shareholder value over the long term through consistent annual progress toward improvement in pretax profit. The Company's Key Management Incentive Plan provides a vehicle for the payment of significant cash bonuses if predetermined levels of pretax profits are achieved during the year. This pretax profit goal is established at a level which exceeds the Company's pretax profit from the prior year. Bonuses are not payable under this Plan to the individuals in the top tier unless the minimum pretax profit target is achieved. During the fiscal year ended January 31, 1998, the Company's pretax profit exceeded the minimum goal. The amount payable under this Plan is scaled up to a specified maximum for superior profit performance. In addition to the corporate pretax profit goal, the specific award payable to an executive officer is adjusted based on the degree by which he or she also meets individual performance goals suitable for the particular position, which are also determined annually in advance by the Compensation Committee in the case of the Chief Executive Officer, and in all other cases by the Chief Executive Officer or the supervising executive officer.

                  The Key Management Incentive Plan is administered in such a way as to focus the efforts of participants on meeting the expectations of customers and shareholders through teamwork. The Plan's foundation on overall pretax profits is intended to provide a common objective that all participants share, thereby linking their interests with those of the Company's shareholders.

                  The amounts available for award under this Plan are determined annually. In general, the award potential for the Chief Executive Officer and the next four most highly compensated executive officers is designed to provide a minimum bonus, if any bonus is payable for the year, of 25 percent of the individual's base salary and a maximum bonus of 75 percent. Bonuses for other officers are designed to amount to a smaller percentage of salary.

                  STOCK OPTIONS AND RESTRICTED STOCK

                  The Compensation Committee selects the recipients and determines the level of awards of stock options. The option program includes approximately 700 participants, including not only officers but all levels of the Company's management through the level of store managers. This broad participation in the stock option program reflects the Compensation Committee's strong belief that by providing additional incentives to key employees who have substantial responsibility for the management and growth of the Company, the best interests of the shareholders and management will be closely aligned. The number of shares of Common Stock covered by each award is scaled by the Compensation Committee in its discretion according to compensation level and job classification. In exercising this discretion, the Compensation Committee takes into consideration the overall number of shares of Common Stock available for grant, the number of options outstanding, the number of shares exercisable, and the option price in comparison to the market price for the underlying stock. Options granted to the Chief Executive Officer during the 1998 fiscal year represented 7 percent of all option grants during the year, and grants to the other named executive officers of the Company amounted to approximately 46 percent in the aggregate.

                  Options granted during the 1998 fiscal year vest at the rate of 25 percent per year and expire ten years after the date of the grant. The vesting schedule and expiration term reflect the Compensation Committee's determination that options are designed to have a long-term retention effect and that benefits are realizable over a period of up to ten years.

                  The Compensation Committee also awards restricted stock as a compensation vehicle and to attract and retain key executive managers. Generally, awards are made upon hire or promotion or to recognize superior performance. Currently, eighteen participants hold restricted stock awards.

                  All awards of restricted stock made during the last three fiscal years have provided for vesting at the end of a period of five years from the date of the award. Since the recipient of such an award would forfeit all of the shares of Common Stock if he or she were to leave the Company before the end of the vesting period, the Compensation Committee believes that these awards are a significant factor in the retention of key management personnel and induce a long-term view among key executive officers. Restricted stock is also considered a useful compensation vehicle because, even after the restrictions lapse, it tends to reinforce the recipient's commitment to continued growth of the Company and appreciation in the market price of its Common Stock over the long-term.

                  Effective January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally provides that certain compensation in excess of $1,000,000 per year paid to a company's chief executive officer and any of its four other highest paid executive officers is no longer deductible to a company beginning in the 1994 tax year unless the compensation qualifies for an exception. The Compensation Committee recognizes that a portion of the value of stock options and restricted stock awarded to its executive officers in prior years may exceed $1,000,000 and therefore, will not be deductible, however the Compensation Committee believes that the benefits of securing the services of these executive officers outweigh the Company's inability to obtain a tax deduction for any such compensation. The approval of the Company's 1998 Incentive Compensation Plan will eliminate any deductibility problem in future years.

         DISCUSSION OF FISCAL 1998 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                  In considering the compensation for the Chairman and Chief Executive Officer for fiscal 1998, the Compensation Committee reviewed his existing compensation arrangements and both the Company's and individual's performance during fiscal 1997. The Compensation Committee's decisions took into consideration the fact that financial performance for the year ended February 1, 1997 (fiscal 1997) significantly improved. The Compensation Committee accordingly made the following determinations regarding Mr. Rosskamm's compensation for the year ended January 31, 1998 (fiscal 1998):

                  - Effective March 2, 1997, Mr. Rosskamm's base salary was increased by 4 percent from $416,000 to $433,000 based on the Compensation Committee's positive assessment of his performance and contributions during fiscal 1997 as Chairman of the Board, President and Chief Executive Officer. The average salary increase for all individuals in the senior management group was 8 percent.

                  - Based on the financial performance of the Company for fiscal 1998, the Compensation Committee approved an annual incentive compensation award of $279,956. This represents 65 percent of Mr. Rosskamm's salary, which represents the upper half of the range of potential payments under the Key Management Incentive Plan. The Company's pretax profit, as defined by the Key Management

                           Incentive Plan, of approximately $51.2 million exceeded the midpoint goal for fiscal year 1998 under the plan, which was established prior to the start of fiscal 1998.

                  - The Compensation Committee awarded Mr. Rosskamm stock options for 35,000 Class B Common Shares. This represented approximately 7 percent of the total number of shares awarded to all employees during fiscal 1998.

                  - The Compensation Committee awarded Mr. Rosskamm 20,000 shares of Class A Restricted Stock during fiscal 1998.

                  -        As part of his overall compensation package, Mr.
                           Rosskamm is provided a split dollar life insurance arrangement for Mr. Rosskamm and his wife, which replaced the Supplemental Retirement Plan provided by the Company to Mr. Rosskamm in fiscal 1995.

                  The foregoing report on fiscal year 1998 executive compensation was submitted by the Compensation Committee and shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities and Exchange Commission or Section 18 of the Exchange Act. The names of the Directors who serve on the Compensation Committee are set forth below.

                             COMPENSATION COMMITTEE

                             Frank Newman (Chairman)
                             Scott Cowen
                             Gregg Searle

PERFORMANCE                Set forth below is a line graph comparing the yearly
GRAPH                      percentage change in the cumulative shareholder
                           return, which includes the reinvestment of cash
dividends (if applicable), of the Company's Class A Common Shares and Class B Common Shares with the cumulative total return of the S&P Composite - 500 Stock Index and the S&P Retail (Specialty-Apparel) Index for the Company as of January 31, 1998 (the date nearest the end of the Company's fiscal year for which index data is readily available) for each of the Company's last five years.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                                         Fiscal Years
                                         1993          1994          1995         1996          1997           1998
                                         ----          ----          ----         ----          ----           ----
FCA Class A Common                       100           107           100           166          195             298
Shares
FCA Class B Common                       100           107           100           150          183             267
Shares
S&P Composite - 500                      100           113           113           157          199             252
Index
S&P Retail (Specialty-                   100            85            68           81           103             187
Apparel) Index

* Assumes $100 invested on January 31, 1993 in each of the Company's Class A Common Shares and Class B Common Shares, S&P Composite - 500 Stock Index and S&P Retail (Specialty-Apparel) Index and that all dividends (if applicable) were reinvested.

APPROVAL OF                   On March 3, 1998, the Board of Directors approved,
THE                           1998 subject to shareholder approval, the Fabri-
INCENTIVE                     Centers of America, Inc., 1998 Incentive
COMPENSATION                  Compensation Plan (the "1998 Incentive Plan").
PLAN                          The primary purposes of the 1998 Incentive Plan
are to enable the Company to attract and retain qualified employees and outside Directors and to provide incentives for, and to reward, performance. To achieve these purposes, the 1998 Incentive Plan provides the authority to grant awards payable in shares, in cash, or in a combination of shares and cash.

Section 162(m) of the Code precludes a deduction, for federal income tax purposes, for compensation paid to a "covered employee" to the extent that the compensation exceeds $1,000,000 in any taxable year. "Covered employees" consist of the Chief Executive Officer and the other four highest compensated employees of the Company. This deduction limitation does not, however, apply to certain performance-based compensation, including stock options granted under a plan approved by shareholders. A secondary purpose of the 1998 Incentive Plan is, therefore, to enable the Company to grant stock options and provide other performance-based compensation that is not subject to the $1,000,000 deduction limitation. In addition to stock options, the Company's Key Management Incentive Plan can be incorporated into the 1998 Incentive Plan, thereby eliminating the risk that the incentive bonuses paid to senior management may be subject to the $1,000,000 deduction limitation.

                  All of the Class B Common Shares available for issuance under the Fabri-Centers of America, Inc. 1990 Employees Stock Option and Stock Appreciation Rights Plan (the "1990 Plan") have been issued or are subject to outstanding stock options, and, therefore, no further stock options to acquire Class B Common

Shares may be granted under the 1990 Plan.

                  The complete text of the 1998 Incentive Plan is attached as Appendix A to the Proxy Statement. The following summary of the 1998 Incentive Plan does not purport to be complete and is qualified in its entirety by reference to Appendix A.

                  Eligible Persons. All outside Directors and employees of the Company or any of its subsidiaries will be eligible to receive awards.

                  Administration. The 1998 Incentive Plan will be administered by the Compensation Committee of the Board of Directors, unless the Board of Directors designates another committee to administer the 1998 Incentive Plan (the "Compensation Committee"). The Compensation Committee will have the authority to: (1) select the eligible Directors and employees who will receive awards, (2) determine the number and types of awards to be granted, (3) determine the terms, conditions, vesting periods, and restrictions applicable to the awards, (4) establish performance goals for performance-based awards, (5) grant the awards, and (6) adopt, alter, and repeal rules governing the 1998 Incentive Plan. If any member of the Compensation Committee does not qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that member will not be deemed to be a member of the Compensation Committee for purposes of granting an award if the inclusion of that member on the Compensation Committee would subject the recipient of the award to the risk of short-swing profit recovery under Section 16(b) of the Exchange Act. Similarly, if any member of the Compensation Committee does not qualify as an "outside" director within the meaning of Section 162(m) of the Code, that member will not be deemed to be a member of the Compensation Committee for purposes of performance-based awards to covered employees.


                  Number and Types of Shares Available under the 1998 Incentive Plan. The shares to be issued under the 1998 Incentive Plan may be Class A Common Shares or Class B Common Shares, as determined by the Committee. The total number of shares (whether Class A Common Shares, Class B Common Shares, or both) subject to awards (other than Stock Purchase Rights meeting the requirements of Section 423 of the Code) granted in any fiscal year of the Company may not exceed the sum of (1) four percent (4%) of the number of shares (including both Class A Common Shares and Class B Common Shares) outstanding at the beginning of the fiscal year and (2) for each of the two prior fiscal years, the excess of four percent (4%) of the number of shares outstanding at the beginning of each such fiscal year over the number of shares subject to awards actually granted in each such fiscal year. With respect to Stock Purchase Rights meeting the requirements of Section 423 of the Code granted during any fiscal year, the total number of shares subject to Stock Purchase Rights granted in any fiscal year may not exceed 1,000,000. The maximum number of shares that may be issued or delivered upon exercise of incentive stock options granted under the 1998 Incentive Plan is 1,000,000. Shares issued or delivered under the 1998 Incentive Plan may consist of authorized and unissued shares, treasury shares, or shares to be purchased by the Company, as determined by the Committee.


                  The number of shares subject to awards granted to any eligible person, and the amount of any incentive compensation award payable in cash to any eligible person, are subject to the following limitations:

                  (1) With respect to stock options (other than incentive stock options), the number of shares subject to stock options granted to the eligible person in any fiscal year of the Company may not exceed 500,000. If the exercise price of any stock option granted to the eligible person in that fiscal year is less than the fair market value of the shares subject to the stock option at the date of grant, then, with respect to all stock options granted to the eligible person in that fiscal year, the aggregate amount of the excess of (a) the fair market value of the shares subject to the stock options at the dates of grant over (b) the respective exercise prices may not exceed $1,000,000.

                  (2) With respect to stock appreciation rights, the number of shares subject to stock appreciation rights granted to the eligible person in any fiscal year of the Company may not exceed 100,000.

                  (3) With respect to incentive stock options, the aggregate fair market value (determined as of the time the incentive stock option is granted) of the shares with respect to which incentive stock options may be exercisable for the first time by any eligible person in any calendar year may not exceed $100,000 or such other maximum amount as may be permitted by the Code.

                  (4) With respect to restricted stock, the number of shares granted to the eligible person may not exceed 100,000 on the date of hire and 50,000 otherwise in any fiscal year of the Company.

                  (5) With respect to stock awards other than stock options and restricted stock, the number of shares granted to the eligible person in any fiscal year of the Company may not exceed 100,000.

                  (6) With respect to incentive compensation awards payable in cash, the amount payable to the eligible person in any fiscal year may not exceed the lesser of $1,000,000 or 150% of annual base salary.

These amounts are maximum limitations prescribed by the terms of the 1998 Incentive Plan and do not necessarily reflect the anticipated number or value of the awards to be granted under the 1998 Incentive Plan.

                  Shares subject to an award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than shares subject to a stock option that is canceled upon the exercise of a related stock appreciation right, shares subject to an award that is surrendered in payment of the exercise price of a stock option, and shares subject to an award that is surrendered in payment of taxes associated with an award) will again be available for grant under the 1998 Incentive Plan, without reducing the number of shares that may be subject to awards or that are available for the grant of awards in any fiscal year. The assumption of awards granted by an organization acquired by the Company, or the grant of awards under the 1998 Incentive Plan in substitution for any such awards, will not reduce the number of shares available for the grant of awards under the 1998 Incentive Plan. Stock equivalent units that represent deferred compensation, and shares issued in payment of deferred compensation, will not reduce the number of shares that may be subject to awards or that are available for the grant of awards under the 1998 Incentive Plan or to any eligible person in any fiscal year, except to the extent of matching or other grants by the Company or any discount in the price used to convert the deferred compensation into stock equivalent units or shares.

                  In the event of any change in the shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or rights offering or similar sale of shares for less than their fair market value at the time of sale, the Compensation Committee will adjust the number and class of shares that may be issued under the 1998 Incentive Plan, the number and class of shares that may be issued to any eligible person in any fiscal year, the number and class of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and any value determinations applicable to outstanding awards.

                  Types of Awards. The 1998 Incentive Plan provides for the grant of different types of awards, including the following:

                  (1) Stock Appreciation Rights - A right to receive a payment, in cash or shares, equal to the excess of (a) the fair market value of a specified number of shares on the date the right is exercised over
         (b) the fair market value of the shares on the date the right is granted, all as determined by the Compensation Committee. The right may be conditioned upon the occurrence of certain events, such as a change in control of the Company, or may be unconditional, as determined by the Compensation Committee.

                  (2) Stock Award - An award that is made in shares, restricted stock, or stock equivalent units. Restricted stock consists of shares that are subject to restrictions or risk of forfeiture. Stock equivalent units are awards that are valued by reference to the fair market value of shares.

                  (3) Stock Option - A right to purchase a specified number of shares, during a specified period, and at a specified exercise price, all as determined by the Compensation Committee. A stock option may be an incentive stock option designed to meet the requirements of Section 422 of the Code or a non-qualified stock option, as determined by the Compensation Committee.

                  (4) Incentive Compensation Award - An award that, in the discretion of the Compensation Committee, is payable in shares, in cash, or in a combination of shares and cash and is contingent upon the achievement of performance goals established by the Compensation Committee.

                  (5) Stock Purchase Right - A right to participate in a stock purchase program, including but not limited to a stock purchase program that meets the requirements of Section 423 of the Code. Section 423 provides for the grant to employees of rights to purchase shares for a exercise price that may not be less than the lesser of (1) 85% of the fair market value of the shares at the time the rights are granted and
         (2) 85% of the fair market value of the shares at the time the rights are exercised. Section 423 also provides that no employee may be granted rights to purchase shares with a fair market value of more than $25,000 (determined at the time of grant) in any calendar year.

                  More than one award may be granted to the same eligible person. Awards may be granted singly or in combination or tandem with other awards. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

                  Performance-Based Awards under Section 162(m) of the Code. The Compensation Committee will determine the period of time during which any award that is performance-based for purposes of Section 162(m) of the Code may be earned. The Compensation Committee will also establish, not later than 90 days after the commencement of the award period (or such earlier or later date as may be the applicable deadline for the award to be performance-based for purposes of
Section 162(m) of the Code), one or more performance objectives ("Performance Goals") to be met by the Company, or by one or more of its subsidiaries or other business units, as a condition to the payment of the award. The Performance Goals may, in the discretion of the Compensation Committee, include a range of performance objectives (such as minimum, middle, and maximum objectives) the achievement of which will entitle eligible persons to receive different amounts of compensation.

                  The Performance Goals will be based on one or more of the following criteria ("Performance Criteria"): sales and sales productivity measures, earnings, earnings per share, return on equity, return on assets or other asset productivity ratios, completion of acquisitions or other projects, and market price per share. These Performance Criteria may be measured before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, non-operating items, or usual charges, as determined by the Compensation Committee at the time the Performance Goals are established.

                  Deferral of Payment. The Compensation Committee may, in its discretion, permit eligible persons to defer the payment of some or all of the shares or cash subject to awards, as well as other compensation or fees, in accordance with procedures established by the Compensation Committee to assure that the recognition of taxable income is deferred in accordance with the Code. Deferred amounts may, to the extent permitted by the Compensation Committee, be credited as cash or stock equivalent units and paid in cash or in shares. The Compensation Committee may also, in its discretion, establish rules and procedures for the crediting of interest on deferred cash and dividend equivalents on stock equivalent units. The Compensation Committee may also, in its discretion, provide for matching or other grants in connection with such deferrals.

                  Change in Control. In the event of a change in control of the Company, unless otherwise determined by the Compensation Committee, (1) all stock appreciation rights, stock options, and stock purchase rights then outstanding will become fully exercisable as of the date of the change in control, (2) all restrictions and conditions applicable to restricted stock and other stock awards will be deemed to have lapsed or been satisfied as of the date of the change in control, and (3) all incentive compensation awards will be deemed to have been fully earned as of the date of the change in control.

                  Amendment or Suspension of the 1998 Incentive Plan. The Board of Directors may amend or suspend the 1998 Incentive Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve the deductibility of compensation associated with any award for federal income tax purposes under Section 162(m) of the Code.

                  Effective Date; Termination. The 1998 Incentive Plan will become effective on the date it is approved by the holders of a majority of the shares then outstanding. The 1998 Incentive Plan will continue in effect until it is terminated by the Board of Directors.

                  Certain Federal Income Tax Consequences. The 1998 Incentive Plan provides for many types of awards. A brief description of the tax consequences of certain common types of awards follows. This description is based on federal income tax laws currently in effect and does not purport to be complete.

                  Restricted Stock. An eligible person who has been awarded restricted stock and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the award. When any transfer or forfeiture restrictions applicable to the restricted stock lapse, the eligible person will recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the excess of the fair market value of the shares when the restrictions lapse over any amount paid by the eligible person for the restricted stock. Any dividends paid to the eligible person on the restricted stock at or before the lapse of the restrictions will be ordinary compensation income to the eligible person and deductible as such by the Company.

                  An eligible person who has been awarded restricted stock and makes an election under Section 83(b) of the Code will recognize ordinary income at the time of the award, and the Company will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time of grant over any amount paid by the eligible person for the restricted stock. Any dividends subsequently paid to the eligible person on the restricted stock will be dividend income to the eligible person and not deductible by the Company. There are no federal income tax consequences either to the eligible person or to the Company at the time any transfer or forfeiture restrictions applicable to the restricted stock lapse.

                  Stock Options. There are no federal income tax consequences either to the recipient of the stock option or to the Company upon the grant of an incentive stock option or a non-qualified stock option. On the exercise of an incentive stock option during employment or within three months thereafter, the eligible person will not recognize any income, and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the exercise price must be included in the eligible person's alternative minimum taxable income, which may give rise to alternative minimum tax liability to the eligible person. Generally, if the eligible person disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the eligible person will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (but not in excess of the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the eligible person. If the shares are disposed of after the two-year and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the eligible person will be treated as a capital gain or loss.

                  On the exercise of a non-qualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will generally be taxable to the eligible person as ordinary income and deductible by the Company, provided the Company properly files IRS Form W-2 or Form 1099 in respect of the exercise. This disposition of shares acquired upon the exercise of a non-qualified stock option will generally result in a capital gain or loss for the eligible person, but will have no tax consequences for the Company.

                  Stock Appreciation Rights. There are no federal income tax consequences either to the eligible person or to the Company upon the grant of stock appreciation rights. The amount of any cash (or the fair market value of any shares) received by the eligible person upon the exercise of the stock appreciation rights will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for that amount.

                  Vote Required. Approval of the 1998 Incentive Plan will require the affirmative vote of the holders of a majority of the Class A Common Shares represented in person or by proxy at the meeting. The Board of Directors recommends a vote FOR approval of the 1998 Incentive Plan.

APPROVAL OF                   On March 3, 1998, the Board of Directors approved,
CHANGE IN NAME                subject to shareholder approval, an amendment to
TO "JO-ANN                    the Company's Articles of Incorporation to change
STORES, INC."                 the name of the Company to "Jo-Ann Stores, Inc."

                  The Company now operates stores under a variety of names:
"Jo-Ann Fabrics and Crafts," "Jo-Ann etc," "Cloth World," "New York

Fabrics," "House of Fabrics," "So-Fro Fabrics," "Fabricland," and "Fabric King." Of these names, "Jo-Ann" was developed by the Company and has been in use since 1963. At present, the Company operates approximately 650 stores under the name "Jo-Ann," including 11 "Jo-Ann etc" stores. The other names identify stores that are part of chains developed by other retailers and subsequently acquired by the Company. Most recently, for example, the Company acquired House of Fabrics, Inc., which uses the names "House of Fabrics," "So-Fro Fabrics," "Fabricland," and "Fabric King." At present, the Company operates approximately 500 stores under names other than "Jo-Ann."

                  In order to develop national recognition and brand identification, the Company plans to change the name of all of its stores to either "Jo-Ann Fabrics and Crafts" or "Jo-Ann etc." The name will be changed on store buildings throughout the year, with a grand opening marketing plan set for the third quarter.

                  The proposed change in the Company's name to "Jo-Ann Stores, Inc." is intended to align the corporate identity with that of the stores. As the name "Jo-Ann" gains national recognition, the Company expects that potential investors will be able to more readily identify the Company and its business.

                  Changing the Company's name requires an amendment to the Company's Articles of Incorporation. Accordingly, the following resolution is submitted to shareholders for approval:

                  RESOLVED, that Article FIRST of the Company's Articles of Incorporation be amended to read as follows:

                  FIRST.  The name of the Corporation is "Jo-Ann Stores, Inc."

                  Vote Required. Approval of the resolution changing the Company's name will require the affirmative vote of the holders of a majority of the outstanding Class A Common Shares. The Board of Directors recommends a vote FOR approval of the change.

INDEPENDENT                Arthur Andersen LLP has been appointed as the
AUDITORS                   Company's independent auditors for the fiscal year
                           ending January 30, 1999.  A representative of Arthur
Andersen LLP is expected to be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended January 31, 1998.

PROXY                      The Company will bear the expense of preparing,
SOLICITATION               printing and mailing this Proxy Statement.  In
                           addition to solicitation by mail, the Company will
request brokers and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners; and the Company will, upon request, reimburse such brokerage houses and custodians for their reasonable expenses in so doing. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies and to verify certain records related to the solicitations. CIC will receive fees estimated to be $4,000, and expense reimbursement, for such services. In addition, solicitations may be made by mail, telephone and personal interview, by the directors, officers and regularly engaged employees of the Company, without extra compensation.

SHAREHOLDERS'              The deadline for shareholders to submit proposals to
PROPOSALS                  be considered for inclusion in the Proxy Statement
                           for the 1999 Annual Meeting of Shareholders is

January 4, 1999.

ANNUAL                     The Company's Annual Report for the fiscal year
REPORT                     ended January 31, 1998, including financial
                           statements of the Company and the report thereon of
Arthur Andersen LLP, is being mailed to holders of both Class A and Class B Common Shares with this Notice of Annual Meeting and Proxy Statement.

                                              BETTY ROSSKAMM,
                                              Secretary

By order of the Board of Directors
May 4, 1998

                                                                      APPENDIX A

                         FABRI-CENTERS OF AMERICA, INC.
                        1998 INCENTIVE COMPENSATION PLAN

1.  PURPOSE

                  The purpose of this Plan is enable the Company to attract and retain qualified employees and outside Directors, to provide incentives, and to reward performance. To achieve this purpose, this Plan provides the authority to grant of Awards payable in Shares, in cash, or in a combination of Shares and cash.

2.  DEFINITIONS

                  (a) "AFFILIATE AND ASSOCIATE" - These terms have the meanings given to them in Rule 12b-2 under the Exchange Act.

                  (b) "AWARD" - A grant of Stock Appreciation Rights, Stock Awards, Stock Options, Stock Purchase Rights, Incentive Compensation Awards, or other incentives under this Plan.

                  (c) "BOARD OF DIRECTORS" - The Board of Directors of the Company.

                  (d) "CHANGE IN CONTROL" - A "Change of Control" will be deemed to occur if at any time after the date of the adoption of this Plan:

                  (i) Any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee share ownership plan of the Company or any Subsidiary of the Company, or any Person organized, appointed, or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of securities of the Company having 20% or more of the voting power of the Company. For purposes of this Section 2(d)(i), the terms "Beneficial Owner" and "Person" have the meanings given to them in the Rights Agreement, dated October 22, 1990, between the Company and Harris Bank and Trust, as Rights Agent, as amended or restated from time to time (the "Rights Agreement"), or in any rights agreement or similar agreement that replaces or supersedes the Rights Agreement.

                  (ii) At any time during a period of 24 consecutive months, individuals who were Directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors unless the election, or the nomination for election by the Company's shareholders, of each Director who was not a Director at the beginning of the period is approved by at least a majority of the Directors who are in office at the time of the election or nomination and were Directors at the beginning of the period.

                  (iii) The Company is merged, consolidated, or reorganized into or with another Person and, as a result of the merger, consolidation, or reorganization, securities having less than a majority of the voting power of such Person in the election of Directors outstanding immediately after the merger, consolidation, or reorganization are held by the holders of securities of the Company entitled to vote generally in the election of directors outstanding immediately prior to the merger, consolidation, or reorganization.

                  (e) "CLASS A SHARES" - Class A Common Shares, without par value, of the Company or any equity security or securities of the Company that are issued in substitution or exchange therefor in a recapitalization of the Company.

                  (f) "CLASS B SHARES" - Class B Common Shares, without par value, of the Company or any equity security or securities of the Company that are issued in substitution or exchange therefor in a recapitalization of the Company.

                  (g) "CODE" - The Internal Revenue Code of 1986, or any law that supersedes or replaces it, as amended from time to time.

                  (h) "COMMITTEE" - The Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors authorizes to administer this Plan.

                  (i) "COMPANY" - Fabri-Centers of America, Inc., an Ohio corporation.

                  (j) "COVERED EMPLOYEES" - An officer of the Company whose compensation is subject to the $1,000,000 limit on deductibility under Section 162(m) of the Code, or any provision that supersedes or replaces Section 162(m) of the Code, as amended from time to time.

                  (k) "DIRECTOR" - A director of the Company.

                  (l) "EXCHANGE ACT" - Securities Exchange Act of 1934, and any law that supersedes or replaces it, as amended from time to time.

                  (m) "FAIR MARKET VALUE" of Shares - The value of Shares determined by the Committee, or pursuant to rules established by the Committee, on a basis consistent with regulations under the Code.

                  (n) "INCENTIVE COMPENSATION AWARD" - This term has the meaning given to it in Section 6(a)(iv).

                  (o) "INCENTIVE STOCK OPTION" - A Stock Option that meets the requirements of Section 422 of the Code, or any provision that supersedes or replaces Section 422 of the Code, as amended from time to time.

                  (p) "PARTICIPANT" - Any person to whom an Award has been granted under this Plan.

                  (q) "PERFORMANCE CRITERIA" - This term has the meaning given to it in Section 7(b).

                  (r) "PERFORMANCE GOAL" - This term has the meaning given to it in Section 7(a).

                  (s) "RESTRICTED STOCK" - An Award of Shares that are subject to restrictions or risk of forfeiture.

                  (t) "RULE 16B-3" - Rule 16b-3 under the Exchange Act, or any rule that supersedes or replaces it, as amended from time to time.

                  (u) "SHARES" - Class A Shares or Class B Shares, as the case may be.

                  (v) "STOCK APPRECIATION RIGHT" - This term has the meaning given to it in Section 6(a)(i).

                  (w) "STOCK AWARD" - This term has the meaning given to it in
Section 6(a)(ii).

                  (x) "STOCK EQUIVALENT UNIT" - An Award that is valued by reference to the Fair Market Value of Shares.

                  (y) "STOCK OPTION" - This term has the meaning given to it in
Section 6(a)(iii).

                  (z) "STOCK PURCHASE RIGHT" - A right to participate in a stock purchase program, including but not limited to a stock purchase program that meets the requirements of Section 423 of the Code.

                  (aa) "SUBSIDIARY" - A corporation, limited liability company, business trust, partnership, joint venture, or other orga-nization of which securities having a majority of the voting power are owned, directly or indirectly, by the Company.

3.  ELIGIBILITY

                  All outside Directors and employees of the Company or any of its Subsidiaries will be eligible to receive Awards.

4.  ADMINISTRATION

                  (a) COMMITTEE. Subject to Sections 4(b) and 4(c), this Plan will be administered by the Committee. The Committee will, subject to the terms of this Plan, have the authority to: (i) select the eligible Directors and employees who will receive Awards, (ii) determine the number and types of Awards to be granted, (iii) determine the terms, conditions, vesting periods, and restrictions applicable to the Awards, (iv) establish Performance Goals for performance-based Awards, (v) prescribe the forms of any notices, agreements, or other instruments relating to the Awards, (vi) grant the Awards, (vii) adopt, alter, and repeal rules governing this Plan, (viii) interpret the terms and provisions of this Plan and any Awards granted under this Plan, and (ix) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.

                  (b) AWARDS SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT. Notwithstanding the provisions of Section 4(a), if any member of the Committee does not qualify as a "Non-Employee Director" within the meaning of Rule 16b-3, the "Committee" will, for purposes of making any Award that (i) constitutes a "purchase" of securities within the meaning of Section 16(b) of the Exchange Act by an individual who is subject to potential liability under Section 16(b) of the Exchange Act and (ii) does not otherwise qualify for an exemption under Rule 16b-3, be deemed to consist only of those members of the Committee who qualify as such Non-Employee Directors.

                  (c) AWARDS SUBJECT TO SECTION 162(M) OF THE CODE. Notwithstanding the provisions of Section 4(b), if any member of the Committee does not qualify as an "outside director" within the meaning of Section 162(m) of the Code, the "Committee" will, for purposes of making and performance-based Awards to Covered Employees, be deemed to consist only of those members who qualify as such outside directors.

                  (d) DELEGATION. The Committee may delegate any of its authority to any other Person or Persons that it deems appropriate, provided the delegation does not (i) cause this Plan, or any Awards granted under this Plan, to fail to qualify for the exemption provided by Rule 16b-3 or (ii) result in a reduction in the amount of compensation associated with any Award that is deductible for federal income tax purposes under Section 162(m) of the Code.

                  (e) DECISIONS FINAL. All decisions by the Committee, and by any other person or persons to whom the Committee has delegated authority, will be final and binding on all persons.

5.       SHARES AVAILABLE UNDER PLAN; LIMITATIONS ON INCENTIVE


                  (a) MAXIMUM AGGREGATE NUMBER OF SHARES. Subject to Sections 4(c) and 4(d), the total number of Shares (whether Class A Shares, Class B Shares, or a combination of Class A Shares and Class B Shares) subject to Awards (other than Stock Purchase Rights meeting the requirements of Section 423 of the Code) granted in any fiscal year of the Company may not exceed the sum of (i) four percent (4%) of the number of Shares (including both Class A Shares and Class B Shares) outstanding at the beginning of the fiscal year and (ii) for each of the two prior fiscal years, the excess of four percent (4%) of the number of Shares outstanding at the beginning of each such fiscal year over the number of Shares subject to Awards actually granted in each such fiscal year. With respect to Stock Purchase Rights meeting the requirements of Section 423 of the Code granted during any fiscal year, the total number of shares subject to Stock Purchase Rights granted in any fiscal year may not exceed 1,000,000. The maximum number of Shares that may be issued or delivered upon exercise of Incentive Stock Options granted under this Plan is 1,000,000. Shares issued or delivered under this Plan may consist of authorized and unissued shares, treasury shares, or shares to be purchased by the Company, as determined by the Committee.


                  (b) MAXIMUM NUMBER OF SHARES AND AMOUNT OF INCENTIVE COMPENSATION AWARD FOR EACH PARTICIPANT. Subject to Sections 4(c) and 4(d), the number of Shares subject to Awards granted to any Participant, and the amount of any Incentive Compensation Award payable in cash to any Participant, may not exceed:

                  (i) With respect to Stock Options (other than Incentive Stock Options), 500,000 Shares in any fiscal year of the Company. If the exercise price of any Stock Option granted to the Participant in that fiscal year is less than the Fair Market Value of the Shares subject to the Stock Option at the date of grant, then, with respect to all Stock Options granted to the Participant in that fiscal year, the aggregate amount of the excess of (A) the Fair Market Value of the Shares subject to the Stock

         Options at the dates of grant over (B) the respective exercise prices may not exceed $1,000,000.

                  (ii) With respect to Stock Appreciation Rights, 100,000 Shares in any fiscal year of the Company.

                  (iii) With respect to Incentive Stock Options, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options may be exercisable for the first time by any Participant in any calendar year may not exceed $100,000 or such other maximum amount as may be permitted by the Code.

                  (iv) With respect to Restricted Stock, in any fiscal year of the Company, the number of Shares granted may not exceed 100,000 on the date of hire and 50,000 otherwise in any fiscal year of the Company.

                  (v) With respect to Stock Awards other than Stock Options and Restricted Stock, 100,000 Shares in any fiscal year of the Company.

                  (vi) With respect to Incentive Compensation Awards payable in cash, the lesser of $1,000,000 or 150% of annual base salary in respect to any fiscal year of the Company.

                  (c) CHARGING OF SHARES. Shares subject to an Award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than (i) Shares subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right and (ii) Shares subject to an Award that is surrendered in payment of the exercise price of a Stock Option or a Stock Purchase Right or in payment of taxes associated with an Award) will again be available for grant under this Plan, without reducing the number of Shares that may be subject to Awards or that are available for the grant of Awards in any fiscal year. The assumption of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Shares available for the grant of Awards under this Plan. Stock Equivalent Units that represent deferred compensation, and Shares issued in payment of deferred compensation, will not reduce the number of Shares that may be subject to Awards or that are available for the grant of Awards under the Plan or to any Participant in any fiscal year, except to the extent of matching or other related grants by the Company or any discount in the price used to convert the deferred compensation into Stock Equivalent Units or Shares.

                  (d) ADJUSTMENT. In the event of any change in the Shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or rights offering or similar sale of Shares for less than their Fair Market Value at the time of sale, the Committee will adjust the number and class of shares that may be issued under this Plan, the number and class of shares that may be issued to any Participant in any fiscal year, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and any value determinations applicable to outstanding Awards.

6.  AWARDS

                  (a) TYPES OF AWARDS. Awards may include, but are not limited to, the following:

                  (i) STOCK APPRECIATION RIGHT - A right to receive a payment, in cash or Shares, equal to the excess of (A) the Fair Market Value of a specified number of Shares on the date the right is exercised over
         (B) the Fair Market Value of the Shares on the date the right is granted, all as determined by the Committee. The right may be conditioned upon the occurrence of certain events, such as a Change in Control of the Company, or may be unconditional, as determined by the Committee.

                  (ii) STOCK AWARD - An Award that is made in Shares, Restricted Stock, or Stock Equivalent Units.

                  (iii) STOCK OPTION - A right to purchase a specified number of Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code. The exercise price of Incentive Stock Options granted to any Participants, and the exercise price of any Stock Options granted to Covered Employees, may not be less than the Fair Market Value of the Shares subject to the Stock Option on the date of grant.

                  (iv) INCENTIVE COMPENSATION AWARD - An Award that, in the discretion of the Committee, is payable either in Shares or in cash and is contingent upon the achievement of Performance Goals established by the Committee.

                  (v) STOCK PURCHASE RIGHT - A right to participate in a stock purchase program, including but not limited to a stock purchase program that meets the requirements of Section 423 of the Code.

                  Among other requirements, Section 423 currently provides that
         (A) only employees of the Company, or of any direct or indirect subsidiary of the Company designated by the Committee, may receive Stock Purchase Rights that qualify under Section 423 ("Section 423 Rights"), (B) Section 423 Rights may not be granted to any Participant who, immediately after the Section 423 Rights are granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company, (C) Section 423 Rights must be granted to all employees of the Company, and of any direct or indirect subsidiary of the Company designated by the Compensation Committee, except that there may be excluded (1) employees who have been employed less than two years, (2) employees whose customary employment is 20 hours or less per week, (3) employees whose customary employment is for not more than five months in any calendar year, and (4) highly compensated employees (within the meaning of Section 414(q) of the Code), (D) all employees granted Section 423 Rights must have the same rights and privileges, except that the number of Shares that may be purchased by any employee upon exercise of
         Section 423 Rights may bear a uniform relationship to the total compensation, or the basic or regular rate of compensation, of the employee, (E) the exercise price of Section 423 Rights may not be less than the lesser of (1) eighty five percent (85%) of the Fair Market Value of the Shares at the time Section 423 Rights are granted, or (2) eighty five percent (85%) of the Fair Market Value of the Shares at the time the Section 423 Rights are exercised; (F) Section 423 Rights cannot be exercised after the expiration of 27 months from the date the
         Section 423 Rights are granted, and (G) no employee may be granted
         Section 423 Rights, under this Plan and any other plans of the Company and its subsidiaries, that permit the purchase of Shares with a Fair Market Value of more than $25,000 (determined at the time the Section 423 Rights are granted) in any calendar year.

                  (b) GRANT OF AWARDS. More than one Award may be granted to the same Participant. Awards may be granted singly or in combination or tandem with other Awards. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

7.       PERFORMANCE-BASED AWARDS UNDER SECTION 162(m) OF THE CODE

                  (a) SELECTION OF PARTICIPANTS AND ESTABLISHMENT OF PERFORMANCE GOALS. The Committee will determine the period of time during which any Award that is performance-based for purposes of Section 162(m) of the Code may be earned. The Committee will also establish, not later than 90 days after the commencement of the award period (or such earlier or later date as may be the applicable deadline for the Award to be performance-based for purposes of
Section 162(m) of the Code), one or more performance objectives ("Performance Goals") to be met by the Company, or by one or more of its Subsidiaries or other business units, as a condition to the payment of the Award. The Performance Goals may, in the discretion of the Committee, include a range of performance objectives (such as minimum, middle, and maximum objectives) the achievement of which will entitle Participants to receive different amounts of compensation.

                  (b) PERFORMANCE CRITERIA. The Performance Goals will be based on one or more of the following criteria ("Performance Criteria"): sales, earnings, earnings per Share, return on equity, completion of acquisitions or other projects, and market price per Share. These Performance Criteria may be measured before or after taxes, interest, depreciation, amortization, discontinued operations, affect of accounting changes, acquisition expenses, restructuring expenses, non-operating items, or usual charges, as determined by the Committee at the time the Performance Goals are established.

8.  DEFERRAL OF PAYMENT

                  The Committee may, in its discretion, permit Participants to defer the payment of some or all of the Shares or cash subject to their Awards, as well as other compensation or fees, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. Deferred amounts may, to the extent permitted by the Committee, be credited as cash or Stock Equivalent Units and paid in cash or in Shares. The Committee may also, in its discretion, establish rules and procedures for the crediting of interest on deferred cash and dividend equivalents on Stock Equivalent Units. The Committee may also, in its discretion, provide for matching or other grants in connection with such deferrals.

9.  PAYMENT OF EXERCISE PRICE

                  (a) MANNER OF PAYMENT. The exercise price of a Stock Option (other than an Incentive Stock Option), a Stock Purchase Right, and any other Stock Award for which the Committee has established an exercise price may be paid in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan, including loans by the Company.

                  (b) USE OF RESTRICTED STOCK. In the event shares of Restricted Stock are used to pay the exercise price of a Stock Option or a Stock Purchase Right, a number of the Shares issued upon the exercise of the Stock Option or Stock Purchase Right equal to the number of shares of Restricted Stock used to pay the exercise price will be subject to the same restrictions as the Restricted Stock.

10.  TAXES ASSOCIATED WITH AWARD

                  Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state, and local taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all taxes associated with the Award (other than an Incentive Stock Option) in cash, by the transfer of Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods. The Committee may permit a Participant to pay any or all taxes associated with an Incentive Stock Option in cash, by the transfer of Shares, or by a combination of these methods, but not by the surrender of all or part of an Award.

11.  TERMINATION OF EMPLOYMENT

                  If the employment of a Participant terminates for any reason, all unexercised, deferred, and unpaid Awards may be exercisable or paid only in accordance with rules established by the Committee.

12.  TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS

                  The Committee may cancel any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of this Plan or with the terms or conditions of the Award or if the Participant, without the prior written consent of the Company, engages in any of the following activities:

                  (i) Renders services to an organization, or engages in a business, that is, in the judgment of the Committee, in competition with the Company.

                  (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

                  The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and with the terms and conditions of the Award and has not engaged in any activities referred to in clauses (i) and (ii) above.

13.  CHANGE IN CONTROL; ACQUISITION OF THE COMPANY

                  (a) CHANGE IN CONTROL. In the event of a Change in Control of the Company, unless otherwise determined by the Committee, (i) all Stock Appreciation Rights, Stock Options, and Stock Purchase Rights then outstanding will become fully exercisable as of the date of the Change in Control, (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control, and (iii) all Incentive Compensation Awards will be deemed to have been fully earned as of the date of the Change in Control.

                  (b) ACQUISITION OF THE COMPANY. With respect to Stock Options and any other Awards that entitled Participants to receive Shares, in the event of an acquisition of the Company in which the holders of Shares receive other securities or cash in exchange for their Shares, the Committee may, in its discretion, arrange for (1) the grant by the acquiror of substitute Stock Options or Awards that entitle Participants to receive, in lieu of the Shares they otherwise would be entitled to receive, of the securities or cash for which the Shares would have been exchanged in the acquisition or (2) the cancellation of the Stock Options and other Awards in consideration of the securities or cash for which the Shares would have been exchanged in the acquisition, net of any exercise price.

14.  AMENDMENT OR SUSPENSION OF THIS PLAN; AMENDMENT OF OUTSTANDING
     AWARDS

                  (a) AMENDMENT OR SUSPENSION OF THIS PLAN. The Board of Directors may amend or suspend this Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve the deductibility of compensation associated with any Award for federal income tax purposes under Section 162(m) of the Code.

                  (b) AMENDMENT OF OUTSTANDING AWARDS. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may, except as provided in Section 13(b), impair the rights of any Participant without his or her consent. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

15.  NONASSIGNABILITY

                  Unless otherwise determined by the Committee, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

16.  GOVERNING LAW

                  The interpretation, validity, and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the law of the State of Ohio.

17.  RIGHTS OF EMPLOYEES

                  Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company's right to terminate any Participant's employment at will.

18.  EFFECTIVE AND TERMINATION DATES

                  (a) EFFECTIVE DATE. This Plan will become effective on the date it is approved by the holders of a majority of the Shares then outstanding.

                  (b) TERMINATION DATE. This Plan will continue in effect until it is terminated by the Board of Directors. No Incentive Stock Options may be granted under this Plan after June 3, 2008.

                               FABRI-CENTERS OF AMERICA, INC.
                                  BOARD OF DIRECTORS PROXY
                                ANNUAL MEETING, JUNE 4, 1998

             At the Annual Meeting of Shareholders of the Company to be held on June 4, 1998, and at any adjournment, Alan Rosskamm, Scott Cowen and Gregg Searle or any one of them, is hereby authorized to represent me and thereat to vote my shares on the following:

                      1. To elect the following two Directors of the class          (change of address)
     P                   whose three-year terms of office will expire in 2001:      ------------------------------------
                         Ira Gumberg and Alma Zimmerman                             ------------------------------------
     R                                                                              ------------------------------------
                      2. To consider and act upon a proposal to approve the         (If you have written in the above
     O                   adoption of the Fabri-Centers of America, Inc. 1998        space, please mark the corresponding
                         Incentive Compensation Plan.                               box on the reverse side of this
     X                                                                              card.)
                      3. To consider and act upon a proposal to adopt a
     Y                   resolution changing the name of the Company to
                         "Jo-Ann Stores, Inc."



             PLEASE DATE AND SIGN EXACTLY AS THE NAME APPEARS ON THE FACE OF THE PROXY AND RETURN BY MAIL PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

             SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

                                  SEE REVERSE
                                      SIDE
 ................................................................................

                                  DETACH CARD

                         FABRI-CENTERS OF AMERICA, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                               FOR   WITHHELD  FOR ALL
                               ALL      ALL    EXCEPT:                                                FOR      AGAINST   ABSTAIN

1. Election of Directors --   [ ]      [ ]       [ ]        3. Change in name to "Jo-Ann Stores, Inc."  [ ]      [ ]       [ ]
 (See reverse)
 --------------------------
 Nominee exception

                              FOR    AGAINST    ABSTAIN
2. 1998 Incentive             [ ]     [ ]        [ ]         Attend Meeting                             [ ]
    Compensation Plan
                                                             Address Change Requested         [ ]

                                                                                           Date: ------------------------- , 1998

                                                                                           ---------------------------------------
                                                                                                          Signature(s)

                                                                                           ---------------------------------------
                                                                                                          Signature(s)
                                                                                           Please give title when signing as
                                                                                           executor, administrator, trustee,
                                                                                           attorney or other representative. If
                                                                                           shares are registered in the names of
                                                                                           joint tenants or trustees, each joint
                                                                                           tenant or trustee should sign.
 ...................................................................................................................................

                                                       FOLD AND DETACH HERE
                          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                                           ENVELOPE.

                        CONFIDENTIAL VOTING INSTRUCTIONS
         TO: KEYCORP, TRUSTEE UNDER THE FABRI-CENTERS OF AMERICA, INC.
                   EMPLOYEES' SAVINGS AND PROFIT-SHARING PLAN

Pursuant to the provisions of the Fabri-Centers of America, Inc. Employees' Savings and Profit-Sharing Plan, the undersigned, as a participant in or beneficiary of the Plan, having received the Notice and accompanying Proxy Statement for the Annual Meeting of Shareholders of the Company to be held on June 4, 1998, hereby directs the Trustee to vote (in person or by proxy) shares of Common Stock of the Company credited to the undersigned's account under the Plan on the record date for the Meeting, and at any adjournment thereof, on the following:

                      1. To elect the following two Directors of the class
   D   F                 whose three-year terms of office will expire in 2001:
                         Ira Gumberg and Alma Zimmerman
   I   O
                      2. To consider and act upon a proposal to approve the
   R   R                 adoption of the Fabri-Centers of America, Inc. 1998
                         Incentive Compensation Plan.
   E   M
                      3. To consider and act upon a proposal to adopt a
   C                     resolution changing the name of the Company to
                         "Jo-Ann Stores, Inc."
   T

   I

   O

   N


PLEASE DATE AND SIGN EXACTLY AS THE NAME APPEARS ON THE FACE OF THIS FORM AND RETURN BY MAIL PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

SHARES REPRESENTED BY PROPERLY EXECUTED DIRECTION FORMS WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS FORM WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ABOVE.

                                  SEE REVERSE
                                      SIDE

 ...............................................................................

                                  DETACH FORM

                         FABRI-CENTERS OF AMERICA, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                               FOR   WITHHELD  FOR ALL
                               ALL      ALL    EXCEPT:                                              FOR   AGAINST     ABSTAIN

1. Election of Directors --    [ ]      [ ]     [ ]       Change in name to "Jo-Ann Stores, Inc."    [ ]    [ ]        [ ]
 (See reverse)
 ---------------------------
 Nominee exception
                                FOR    AGAINST  ABSTAIN
2. 1998 Incentive               [ ]     [ ]     [ ]         Attend Meeting                           [ ]
   Compensation Plan

                                                                                    Date:------------------------- , 1998

                                                                                    ----------------------------------
                                                                                                Signature(s)

                                                                                    ----------------------------------
                                                                                               Signature(s)

                                                                                     Please give title when signing as executor,
                                                                                     administrator, trustee, attorney or other
                                                                                     representative. If shares are registered in
                                                                                     the names of joint tenants or trustees, each
                                                                                     joint tenant or trustee should sign.

                              THESE CONFIDENTIAL VOTING INSTRUCTIONS WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL
                                                        OF THE TRUSTEE.
 ....................................................................................................................................

                                                               FOLD AND DETACH HERE
                           PLEASE COMPLETE, SIGN, DATE AND RETURN THIS DIRECTION FORM PROMPTLY USING THE
                                                              ENCLOSED ENVELOPE.